UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2006

VIEWPOINT FINANCIAL GROUP

(Exact name of Registrant as specified in its Charter)

United States	001-32992	20-4484783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1309 W. 15th Street, Plano, Texas	75075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Next Page

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On September 19, 2006, the Board of Directors of ViewPiont Bank appointed Anthony J. LeVecchio to its Board of Directors. Mr. LeVecchio is President and Principal of The James Group, Inc., a Plano, Texas-based consulting group that focuses on providing executive support to businesses throughout the United States. Prior to founding The James Group, Mr. LeVecchio served as Senior Vice President and Chief Financial Officer of VHA Southwest, Inc., a regional health care system comprised of not-for-profit hospitals in Texas. Before VHA Southwest, Mr. LeVecchio served in various senior financial management capacities with Phillips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio received a Bachelor of Economics degree and a Masters of Business Administration-Finance degree from Rollins College in Winter Park, Florida.

         Mr. LeVecchio will also serve as a director and Chairman of the Audit Committee of ViewPoint Financial Group upon closing of the ViewPoint Bank conversion from mutual-to-stock form. He has also been designated as the Company's audit committee financial expert.

         Mr. LeVecchio currently serves on the boards of directors of several public and private companies, including Microtune, Inc., DG Fast Channel and Ascendant Solutions, each of which is a public company.

2
NEXT PAGE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date:	September 22, 2006	By: /s/ Mark E. Hord Mark E. Hord, Executive Vice President and General Counsel